EXHIBIT 10.3
                                IRREVOCABLE PROXY

         John Marsala ("Marsala"), as the holder of 440,000 shares of Series C Preferred Stock (the "Shares") of New York Regional Rail Corp., a Delaware corporation (the "Company"), hereby irrevocably appoints Transit Rail LLC, a Delaware limited liability company (the "Investor"), proxy of the undersigned to the full extent of the undersigned's rights with respect to the Shares. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Agreement dated the date hereof by and among the Company, Marsala and the Investor.

         The proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company at any time until the earliest to occur of (i) the issuance of an aggregate of 1,700 shares of Series D Preferred Stock of the Company to the Investor, (ii) the Investor or the Investor's appointees to the Board of Directors breach, attempt to breach or vote in favor of any proposal to breach any of the terms, covenants, representations or agreements, or any termination of this Agreement, the Investment Agreement dated the date hereof between the Company and the Investor, the Certificate of Designation, Preferences, Rights and Limitations of the Series D Preferred Stock of the Corporation, the Tri-Party Agreement dated the date hereof by and among the Corporation, Marsala and the Investor, or the Pledge Agreement, dated the date hereof by and between Marsala and the Investor, or (iii) six months from the date hereof unless extended by the parties, provided however that the Investor shall have the right to extend the term of this Irrevocable Proxy until a period of 12 months from the date hereof provided that the Investor assigns to Marsala during such period the Conversion Default Payments as such term is defined in Section 8 of the Certificate of Designation, Preferences, Rights and Limitations of the Series D Preferred Stock of the Corporation.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares). If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

         IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 4th day of February, 2004.

/s/ John Marsala
JOHN MARSALA